As filed with the Securities and Exchange Commission on October 14, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ISTA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	33-0511729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15295 Alton Parkway

Irvine, CA 92618

(949) 788-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2004 PERFORMANCE INCENTIVE PLAN

(Full title of the plan)

Vicente Anido, Jr., Ph.D.

President and Chief Executive Officer

ISTA Pharmaceuticals, Inc.

15295 Alton Parkway

Irvine, CA 92618

(949) 788-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert C. Funsten

Stradling Yocca Carlson & Rauth

a Professional Corporation

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value	1,000,000 shares	$5.70	$5,700,000	$671

(1)	Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares issued pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.
(2)	The maximum offering price is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low price reported by The Nasdaq National Market for the common stock on October 12, 2005, which was $5.70.

EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 1,000,000 shares of common stock of ISTA Pharmaceuticals, Inc. (the “Registrant”), $0.001 par value per share, reserved for issuance under the Registrant’s 2004 Performance Incentive Plan, as amended, authorized pursuant to the Second Amendment and Restatement of the 2004 Performance Incentive Plan as approved by the Registrant’s Board of Directors on August 25, 2005 and by the Registrant’s stockholders on October 13, 2005. 2,053,107 shares of the Registrant’s common stock have previously been registered for issuance under the 2004 Performance Incentive Plan, as amended, pursuant to Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on October 22, 2004 (File No. 333-119910).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Registrant’s previously filed Registration Statement on Form S-8 filed with the SEC on October 22, 2004 (File No. 333-119910) relating to shares reserved for issuance under the Registrant’s 2004 Performance Incentive Plan, as amended, is hereby incorporated by reference.

Item 8. Exhibits.

Exhibit Number	Description of Document
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1	Second Amendment and Restatement of 2004 Performance Incentive Plan. (1)

10.2	Form of Stock Option Agreement under 2004 Performance Incentive Plan. (2)

10.3	Form of Restricted Stock Purchase Agreement under the 2004 Performance Incentive Plan. (3)

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

(1)	Incorporated by reference from Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on October 14, 2005 (File No. 000-31255).

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(2)	Incorporated by reference from Exhibit 10.2 to the Registrant’s Form 8-K filed with the SEC on August 31, 2005 (File No. 000-31255).
(3)	Incorporated by reference from Exhibit 10.3 to the Registrant’s Form 8-K filed with the SEC on August 31, 2005 (File No. 000-31255).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on October 14, 2005.

By:	/s/ Vicente Anido, Jr., Ph.D.
Vicente Anido, Jr., Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Vicente Anido, Jr., Ph.D., and Lauren P. Silvernail, and each of them individually (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney-in-fact may deem necessary or advisable under the Securities Act of 1933, and any rules regulations and requirements of the Securities Exchange Commission in connection with the registration of these securities of the registrant, including to sign this registration statement and any and all amendments (including post-effective amendments) and additions to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Vicente Anido, Jr., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2005
Vicente Anido, Jr., Ph.D.

/s/ Lauren P. Silvernail	Chief Financial Officer, Chief Accounting Officer and Vice President Corporate	October 14, 2005
Lauren P. Silvernail	Development (Principal Financial and Accounting Officer)

/s/ Richard C. Williams	Director, Chairman of the Board	October 14, 2005
Richard C. Williams

S-1

/s/ Rolf Classon	Director	October 14, 2005
Rolf Classon

/s/ Peter Barton Hutt	Director	October 14, 2005
Peter Barton Hutt

/s/ Kathleen D. LaPorte	Director	October 14, 2005
Kathleen D. LaPorte

/s/ Benjamin F. McGraw III	Director	October 14, 2005
Benjamin F. McGraw III

/s/ Dean J. Mitchell	Director	October 14, 2005
Dean J. Mitchell

/s/ Liza Page Nelson	Director	October 14, 2005
Liza Page Nelson

/s/ Wayne I. Roe	Director	October 14, 2005
Wayne I. Roe

S-2

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1	Second Amendment and Restatement of 2004 Performance Incentive Plan. (1)

10.2	Form of Stock Option Agreement under 2004 Performance Incentive Plan. (2)

10.3	Form of Restricted Stock Purchase Agreement under the 2004 Performance Incentive Plan. (3)

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).

24.1	Power of Attorney (included on Signature page hereto).

(1)	Incorporated by reference from Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on October 14, 2005 (File No. 000-31255).
(2)	Incorporated by reference from Exhibit 10.2 to the Registrant’s Form 8-K filed with the SEC on August 31, 2005 (File No. 000-31255).
(3)	Incorporated by reference from Exhibit 10.3 to the Registrant’s Form 8-K filed with the SEC on August 31, 2005 (File No. 000-31255).